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        Exhibit 11 - Computation of per share earnings

                                                    Year ended December 31
        PRIMARY                                          1993         1992          1991
                                                        ------       ------        ------
        Average common shares outstanding
          assuming conversion of 5-1/4% convertible-
          subordinated debentures at the beginning
          of the period the conversion occurred        9,840,251    7,403,848     7,400,481

        Income (loss) before cumulative effect of
          changes in methods of accounting                $5,474      ($4,342)      ($8,635)
        Add 5-1/4% convertible-purchase subordinated
          debenture interest, net of federal income tax       32         -             -
                                                       ---------    ---------     ---------
        Total                                              5,506       (4,342)       (8,635)
        Extraordinary item                                  -          (2,402)         -
        Cumulative effect of change in method-
          of accounting for income taxes                    (964)        -             -
        Cumulative effect of change in method               -            -             -
          of accounting for investments
          (net of income taxes of $238)                      388         -             -
                                                       ---------    ---------     ---------
        Net income (loss)                                 $4,930      ($6,744)      ($8,635)
                                                       =========    =========     =========
        Per share amounts:
        Income (loss) before cumulative effect of
          accounting changes and extraordinary item        $.56        ($.59)       ($1.17)
        Extraordinary item                                  -           (.32)          -
        Cumulative effect of change in method
          of accounting for income taxes                   (.10)         -             -
        Cumulative effect of change in method
          of accounting for investments                     .04          -             -
                                                       ---------    ---------     ---------
        Net income (loss)                                  $.50        ($.91)       ($1.17)
                                                       =========    =========     =========
        FULLY DILUTED
        Average common shares outstanding
          assuming conversion of 5-1/4% convertible-
          subordinated debentures at the beginning
          of the period the conversion occurred        9,840,251    7,403,848     7,400,481

        Income (loss) before cumulative effect of
          changes in methods of accounting                $5,474      ($4,342)      ($8,635)
        Add 5-1/4% convertible-purchase subordinated
          debenture interest, net of federal income tax       32         -             -
                                                       ---------    ---------     ---------
        Total                                              5,506       (4,342)       (8,635)
        Extraordinary item                                  -          (2,402)         -
        Cumulative effect of change in method-
          of accounting for income taxes                    (964)        -             -
        Cumulative effect of change in method               -            -             -
          of accounting for investments
          (net of income taxes of $238)                      388         -             -
                                                       ---------    ---------     ---------
        Net income (loss)                                 $4,930      ($6,744)      ($8,635)
                                                       =========    =========     =========
        Per share amounts:
        Income (loss) before cumulative effect of
          accounting changes and extraordinary item        $.56        ($.59)       ($1.17)
        Extraordinary item                                  -           (.32)          -
        Cumulative effect of change in method
          of accounting for income taxes                   (.10)         -             -
        Cumulative effect of change in method
          of accounting for investments                     .04          -             -
                                                       ---------    ---------     ---------
        Net income (loss)                                  $.50        ($.91)       ($1.17)
                                                       =========    =========     =========

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